                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             Registration Statement
                                   Under the
                             Securities Act of 1933

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                   ------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

             Utah                                                87-0421089
- --------------------------------------------------------------------------------
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


            3800 Hudson Bend Road, Suite #300, Austin, Texas 78734
            ------------------------------------------------------
          (Address of Principal Executive Offices)         (Zip Code)


                      William C. Branch Services Agreement
                      ------------------------------------
                            (Full Title of the Plan)


 Terry L. Young, CEO,  American Absorbents Natural Products, Inc., 3800 Hudson
                   Bend Road, Suite #300, Austin, Texas 78734
 -----------------------------------------------------------------------------
                    (Name and Address of Agent For Service)


                                  512-266-2481
                                  ------------
         (Telephone Number, Including Area Code, of Agent For Service)


If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following Box:   (X)


                       CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
                              Proposed         Proposed
Title of                       Maximum          Maximum
Securities      Amount        Offering         Aggregate          Amount of
to be            to be          Price          Offering          Registration
Registered    Registered      Per Share         Price                Fee
- -------------------------------------------------------------------------------
Common         16,667          $1.50            $25,000             $100.00
- -------------------------------------------------------------------------------





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
                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3 - INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference into this Registration Statement, and made a part hereof:

         (a) The Company's latest annual report, for the fiscal year ended January 31, 1996;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of such fiscal year;

         (c) The description of the class of securities being registered is incorporated in Form 8-A of the Securities Exchange Act of 1934 filed by the Company in January, 1994.

ITEM 4 - DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5 - INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6 - INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Utah law expressly authorizes a Utah corporation to indemnify its directors, officers, employees, fiduciaries, and agents against liabilities arising out of such persons' conduct as directors, officers, employees, fiduciaries, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful. Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding. In addition, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation a written affirmation of his good faith belief that he has met the requirements for indemnification and furnishes to the corporation a written undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements. In order to provide indemnification or advance expenses, the corporation must determine that the person meets the requirements for indemnification. Such determination must be made by a majority of disinterested directors or committee members present at a meeting; by special legal counsel; or by a majority of the shareholders holding qualified shares voted at a meeting of the shareholders.
A corporation may also purchase and maintain liability insurance on behalf of such persons. ArticleVI of the Company's Restated Articles of Incorporation provides that the corporation shall indemnify its directors, officers, employees, fiduciaries, and agents to the full extent permitted by the laws of the State of Utah. Article V of the Company's Bylaws also provides for the indemnification of such persons. Also, the Company does not maintain any liability insurance on behalf of any directors, officers, or other persons affiliated with the Company.

ITEM 7 - EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.





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
ITEM 8 - EXHIBITS.

See - Exhibits and Exhibit Index following the Signature Page hereof.

ITEM 9 - UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                 (i)      include any prospectus required by
                          Section 10(a)(3) of the Securities Act of 1933;

                 (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and,

                 (iii) include any additional or changed material information with respect to the plan of distribution.

Except that, subparagraphs (i) and (ii) of this paragraph do not apply provided that the information required in a post- effective amendment is incorporated by reference from periodic reports filed by the Issuer under the Exchange Act.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be treated as a new registration statement relating to the securities offered herein, and shall treat the offering of such securities at that time as the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (5) insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by such director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on July 31, 1996.

                                     AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                     ------------------------------------------
                                                   (Registrant)

                                     By    /s/ Terry L. Young
                                     ------------------------------------------
                                          Terry L. Young, CEO


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                                Title                             Date
          ---------                                -----                             ----
  /s/ Terry L. Young                       Chairman, Chief Executive                 July 31, 1996
- -------------------------                  Officer, Director
Terry L. Young



  /s/ David W. Redding                     Chief Financial Officer,                  July 31, 1996
- -------------------------                  Principal Accounting Officer,
David W. Redding                           Executive Vice President,
                                           Treasurer, Director


  /s/ William C. Branch                    Director                                  July 31, 1996
- -------------------------
William C. Branch





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
                                 EXHIBIT INDEX


      EXHIBIT NO.                  DESCRIPTION
      -----------                  -----------
           5               Opinion re: Legality

           15              Letter on audited financial information (incorporated herein by reference)

           24              Consents of experts and counsel
